EXHIBIT 5

            Opinion of Brobeck, Phleger & Harrison LLP





                       February 9, 1996




DIGITAL MICROWAVE CORPORATION
170 Rose Orchard Way
San Jose, CA 95134

      RE: DIGITAL MICROWAVE CORPORATION -- REGISTRATION STATEMENT OFFERING OF 150,000 SHARES OF COMMON STOCK
             -------------------------------------------------------

Ladies and Gentlemen:

                      We refer to your registration  on Form  S-8
(the "Registration Statement") under the Securities Act of 1933, as amended, of 150,000 shares of Common Stock of Digital Microwave Corporation (the "Company") authorized for issuance under the Company's 1994 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                             Very truly yours,


                             /s/ BROBECK, PHLEGER & HARRISON LLP


                             BROBECK, PHLEGER & HARRISON LLP